Exhibit 99.01

Valero Energy Reports 2016 Fourth Quarter and Full Year Results

•	Reported net income attributable to Valero stockholders of $367 million, or $0.81 per share, for the fourth quarter and $2.3 billion, or $4.94 per share, for the year.

•	Reported adjusted net income attributable to Valero stockholders of $1.7 billion, or $3.72 per share, for the year.

•
Returned $440 million in cash to stockholders through dividends and stock buybacks in the fourth quarter and $2.4 billion in the year, which resulted in a total payout ratio of 142 percent of 2016 adjusted net income attributable to Valero stockholders.

•
Incurred $217 million of costs to meet biofuel blending obligations in the fourth quarter and $749 million in the year, primarily from the purchase of Renewable Identification Numbers (RINs) in the U.S.

SAN ANTONIO, January 31, 2017 - Valero Energy Corporation (NYSE: VLO, “Valero”) today reported net income attributable to Valero stockholders of $367 million, or $0.81 per share, for the fourth quarter of 2016 compared to $298 million, or $0.62 per share, for the fourth quarter of 2015. Excluding adjustments shown in the accompanying earnings release tables, fourth quarter 2015 adjusted net income attributable to Valero stockholders was $862 million, or $1.79 per share. For the year ended December 31, 2016, net income attributable to Valero stockholders was $2.3 billion, or $4.94 per share, compared to $4.0 billion, or $7.99 per share, for 2015. Excluding adjustments shown in the accompanying earnings release tables, adjusted net income attributable to Valero stockholders was $1.7 billion, or $3.72 per share, for 2016 compared to $4.6 billion, or $9.24 per share, for 2015.

“Domestic refined product demand remained strong and we exported 359,000 barrels per day of gasoline and diesel combined during the fourth quarter,” said Joe Gorder, Valero Chairman, President and Chief Executive Officer. “Looking ahead, we expect an improving economy and relatively low crude oil and refined product prices to support consumer demand growth.”

Refining
The refining segment reported $715 million of operating income for the fourth quarter of 2016, compared to $876 million for the fourth quarter of 2015. Excluding adjustments shown in the accompanying earnings release tables, adjusted operating income for the fourth quarter of 2015 was $1.5 billion. The decline in operating income in the fourth quarter of 2016 when compared to the fourth quarter 2015 adjusted amount was due primarily to narrower discounts for most sweet and sour crude oils relative to the Brent benchmark and weaker gasoline margins in some regions. Another factor contributing to the decrease was higher costs to meet our biofuel blending obligations (primarily from the purchase of RINs).

Biofuel blending costs were $217 million in the fourth quarter of 2016, which was $60 million higher than the fourth quarter of 2015, and $749 million for 2016, which was $309 million higher than 2015. The higher costs were due primarily to higher RINs prices.

Valero’s refineries achieved 95 percent throughput capacity utilization and averaged 2.9 million barrels per day of throughput volume in the fourth quarter of 2016, which was in line with the fourth quarter of 2015.

“Our refining team worked hard to ensure we completed major turnarounds at our Port Arthur and Ardmore refineries safely,” Gorder said.

Ethanol
The ethanol segment reported $126 million of operating income for the fourth quarter of 2016, compared to a loss of $13 million for the fourth quarter of 2015. Excluding the adjustment shown in the accompanying earnings release tables, adjusted operating income for the fourth quarter of 2015 was $37 million. The increase in operating income in the fourth quarter of 2016 when compared to the fourth quarter 2015 adjusted amount was due primarily to lower corn prices and stronger ethanol prices. Ethanol production volumes averaged 4.0 million gallons per day in the fourth quarter of 2016, which was 104,000 gallons per day higher than the fourth quarter of 2015. Valero expects export demand for ethanol to remain strong and domestic demand to improve with seasonal increases in gasoline consumption. High domestic corn production is also expected to keep corn prices low in the near term.

Corporate and Other
General and administrative expenses were $208 million in the fourth quarter of 2016 compared to $206 million in the fourth quarter of 2015. The effective tax rate of 21 percent in the fourth quarter of 2016 was lower than expected due to stronger than projected earnings from international operations (relative to total earnings) that have lower statutory tax rates and reductions in tax position liabilities due to the lapse of statutes of limitation.

Investing and Financing Activities
Capital investments totaled $628 million in the fourth quarter of 2016, of which $244 million was for turnarounds and catalyst. For the year, capital investments totaled $2.0 billion, consisting of $1.4 billion for sustaining the business and $600 million for growth projects.

Valero paid $271 million in dividends and purchased 2.7 million shares of its common stock for $169 million, resulting in total cash returned to stockholders of $440 million in the fourth quarter of 2016. In 2016, Valero returned $2.4 billion to stockholders, or 142 percent of adjusted net income attributable to Valero stockholders, consisting of $1.1 billion in dividends and $1.3 billion in stock buybacks. The company is targeting a total payout ratio of at least 75 percent in 2017. Valero defines total payout ratio as the sum of dividends plus stock buybacks divided by adjusted net income from continuing operations attributable to Valero stockholders.

“Our operations generated $998 million of cash during the quarter despite a challenging and volatile earnings environment,” Gorder said. “Our disciplined capital allocation allowed us to meaningfully exceed our total payout ratio target for 2016.”

On January 26, the company announced a 17 percent increase in its quarterly common stock dividend from $0.60 per share to $0.70 per share, payable on March 7, 2017, to holders of record on February 15, 2017.

In December, Valero Energy Partners LP (NYSE: VLP, “VLP”), a master limited partnership sponsored by Valero, issued $500 million of 4.375 percent senior notes due 2026 and used the proceeds to repay a substantial portion of its indebtedness under its senior unsecured revolving credit facility.

Liquidity and Financial Position
Valero ended the fourth quarter of 2016 with $8.0 billion of total debt and $4.8 billion of cash and temporary cash investments. The debt to capital ratio, net of $2.0 billion in cash, was 23 percent.

Strategic Update
Valero expects 2017 capital investments to be about $2.7 billion, of which $1.1 billion is for growth and $1.6 billion is for sustaining projects.

On January 18, VLP announced the acquisition of a 40 percent undivided interest in the Hewitt segment of Plains All American Pipeline, L.P.’s Red River pipeline.

“This is VLP’s first third-party acquisition,” said Gorder. “It provides incremental growth to VLP and it fits perfectly with the strategy to optimize Valero’s supply chain.”

Conference Call
Valero’s senior management will hold a conference call at 10 a.m. ET today to discuss this earnings release and to provide an update on operations and strategy.

About Valero
Valero Energy Corporation, through its subsidiaries, is an international manufacturer and marketer of transportation fuels, and other petrochemical products. Valero subsidiaries employ approximately 10,000 people, and its assets include 15 petroleum refineries with a combined throughput capacity of approximately 3 million barrels per day, 11 ethanol plants with a combined production capacity of 1.4 billion gallons per year, and renewable diesel production from a joint venture. Through subsidiaries, Valero owns the general partner of Valero Energy Partners LP (NYSE: VLP), a midstream master limited partnership. Approximately 7,500 outlets carry the Valero, Diamond Shamrock, Shamrock, and Beacon brands in the United States; Ultramar in Canada; and Texaco in the United Kingdom and Ireland. Valero is a Fortune 500 company based in San Antonio. Please visit www.valero.com for more information.

Valero Contacts
Investors:
John Locke, Vice President – Investor Relations, 210-345-3077
Media:
Lillian Riojas, Director – Media Relations and Communications, 210-345-5002

Safe-Harbor Statement
Statements contained in this release that state the company’s or management’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. The words “believe,” “expect,” “should,” “estimates,” “intend,” and other similar expressions identify forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see Valero’s annual reports on Form 10-K and quarterly reports on Form 10-Q filed with the SEC and on Valero’s website at www.valero.com, and VLP’s annual reports on Form 10-K and quarterly reports on Form 10-Q filed with the SEC and on VLP’s website at www.valeroenergypartners.com.

Use of Non-GAAP Financial Information
This earnings release and the accompanying earnings release tables include references to financial measures that are not defined under U.S. generally accepted accounting principles (“GAAP”). These non-GAAP measures include adjusted net income attributable to Valero stockholders, adjusted earnings per common share - assuming dilution, adjusted operating income, and gross margin. We have included these non-GAAP financial measures to help facilitate the comparison of operating results between periods. See the accompanying earnings release tables for a reconciliation of these non-GAAP measures to their most directly comparable U.S. GAAP measures. In note (d) to the earnings release tables, we disclose the reasons why we believe our use of these non-GAAP financial measures provides useful information.

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE TABLES
FINANCIAL HIGHLIGHTS
(Millions of Dollars, Except Share and per Share Amounts)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Statement of income data
Operating revenues	$20,712	$18,777	$75,659	$87,804
Costs and expenses:
Cost of sales (excluding the lower of cost or market inventory valuation adjustment)	18,302	15,627	65,962	73,861
Lower of cost or market inventory valuation adjustment (a)	—	790	(747)	790
Operating expenses	1,114	1,014	4,207	4,243
General and administrative expenses	208	206	715	710
Depreciation and amortization expense	468	494	1,894	1,842
Asset impairment loss (b)	—	—	56	—
Total costs and expenses	20,092	18,131	72,087	81,446
Operating income	620	646	3,572	6,358
Other income, net	21	11	56	46
Interest and debt expense, net of capitalized interest	(112)	(107)	(446)	(433)
Income before income tax expense	529	550	3,182	5,971
Income tax expense (b) (c)	113	155	765	1,870
Net income	416	395	2,417	4,101
Less: Net income attributable to noncontrolling interests	49	97	128	111
Net income attributable to Valero Energy Corporation stockholders	$367	$298	$2,289	$3,990

Earnings per common share	$0.81	$0.62	$4.94	$8.00
Weighted-average common shares outstanding (in millions)	451	479	461	497

Earnings per common share – assuming dilution	$0.81	$0.62	$4.94	$7.99
Weighted-average common shares outstanding – assuming dilution (in millions)	453	481	464	500

Dividends per common share	$0.60	$0.50	$2.40	$1.70

See Notes to Earnings Release Tables on Table Page 13.

Table Page 1

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE TABLES
FINANCIAL HIGHLIGHTS BY SEGMENT
(Millions of Dollars)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Operating income
Refining	$715	$876	$3,995	$6,973
Ethanol	126	(13)	340	142
Corporate	(221)	(217)	(763)	(757)
Total	$620	$646	$3,572	$6,358

Operating expenses
Refining	$1,004	$910	$3,792	$3,795
Ethanol	110	104	415	448
Total	$1,114	$1,014	$4,207	$4,243

Depreciation and amortization expense
Refining	$437	$465	$1,780	$1,745
Ethanol	18	18	66	50
Corporate	13	11	48	47
Total	$468	$494	$1,894	$1,842

See Notes to Earnings Release Tables on Table Page 13.

Table Page 2

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE TABLES
RECONCILIATION OF NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS
REPORTED UNDER U.S. GAAP (d)
(Millions of Dollars, Except per Share Amounts)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Reconciliation of net income attributable to Valero Energy Corporation stockholders to adjusted net income attributable to Valero Energy Corporation stockholders
Net income attributable to Valero Energy Corporation stockholders	$367	$298	$2,289	$3,990
Exclude adjustments:
Lower of cost or market inventory valuation adjustment (a)	—	(790)	747	(790)
Income tax (expense) benefit related to the lower of cost or market inventory valuation adjustment	—	166	(168)	166
Lower of cost or market inventory valuation adjustment, net of taxes	—	(624)	579	(624)
Asset impairment loss (b)	—	—	(56)	—
Income tax benefit on Aruba Disposition (b)	—	—	42	—
Blender’s tax credit (e)	—	76	—	—
Income tax expense related to the blender’s tax credit	—	(16)	—	—
Blender’s tax credit, net of taxes	—	60	—	—
Total adjustments	—	(564)	565	(624)
Adjusted net income attributable to Valero Energy Corporation stockholders	$367	$862	$1,724	$4,614

Reconciliation of earnings per common share – assuming dilution, to adjusted earnings per common share – assuming dilution
Earnings per common share – assuming dilution	$0.81	$0.62	$4.94	$7.99
Exclude adjustments:
Lower of cost or market inventory valuation adjustment, net of taxes (a)	—	(1.30)	1.25	(1.25)
Asset impairment loss (b)	—	—	(0.12)	—
Income tax benefit on Aruba Disposition (b)	—	—	0.09	—
Blender’s tax credit, net of taxes (e)	—	0.13	—	—
Total adjustments	—	(1.17)	1.22	(1.25)
Adjusted earnings per common share – assuming dilution	$0.81	$1.79	$3.72	$9.24

See Notes to Earnings Release Tables on Table Page 13.

Table Page 3

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE TABLES
RECONCILIATION OF NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS
REPORTED UNDER U.S. GAAP (d)
(Millions of Dollars)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Reconciliation of operating income to gross margin and reconciliation of operating income to adjusted operating income by segment
Refining segment
Operating income	$715	$876	$3,995	$6,973
Add back:
Lower of cost or market inventory valuation adjustment (a)	—	740	(697)	740
Operating expenses	1,004	910	3,792	3,795
Depreciation and amortization expense	437	465	1,780	1,745
Asset impairment loss (b)	—	—	56	—
Blender’s tax credit (e)	—	(136)	—	—
Gross margin	$2,156	$2,855	$8,926	$13,253

Operating income	$715	$876	$3,995	$6,973
Exclude adjustments:
Lower of cost or market inventory valuation adjustment (a)	—	(740)	697	(740)
Asset impairment loss (b)	—	—	(56)	—
Blender’s tax credit (e)	—	136	—	—
Adjusted operating income	$715	$1,480	$3,354	$7,713

Ethanol segment
Operating income (loss)	$126	$(13)	$340	$142
Add back:
Lower of cost or market inventory valuation adjustment (a)	—	50	(50)	50
Operating expenses	110	104	415	448
Depreciation and amortization expense	18	18	66	50
Gross margin	$254	$159	$771	$690

Operating income (loss)	$126	$(13)	$340	$142
Exclude adjustment: Lower of cost or market inventory valuation adjustment (a)	—	(50)	50	(50)
Adjusted operating income	$126	$37	$290	$192

See Notes to Earnings Release Tables on Table Page 13.

Table Page 4

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE TABLES
RECONCILIATION OF NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS
REPORTED UNDER U.S. GAAP (d)
(Millions of Dollars)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Reconciliation of operating income to gross margin and reconciliation of operating income to adjusted operating income by refining segment region (f)
U.S. Gulf Coast region
Operating income	$444	$949	$1,959	$3,945
Add back:
Lower of cost or market inventory valuation adjustment (a)	—	33	(37)	33
Operating expenses	568	501	2,163	2,113
Depreciation and amortization expense	272	279	1,070	1,036
Asset impairment loss (b)	—	—	56	—
Blender’s tax credit (e)	—	(131)	—	—
Gross margin	$1,284	$1,631	$5,211	$7,127

Operating income	$444	$949	$1,959	$3,945
Exclude adjustments:
Lower of cost or market inventory valuation adjustment (a)	—	(33)	37	(33)
Asset impairment loss (b)	—	—	(56)	—
Blender’s tax credit (e)	—	131	—	—
Adjusted operating income	$444	$851	$1,978	$3,978

U.S. Mid-Continent region
Operating income	$70	$210	$456	$1,425
Add back:
Lower of cost or market inventory valuation adjustment (a)	—	9	(9)	9
Operating expenses	145	138	588	586
Depreciation and amortization expense	66	73	268	278
Blender’s tax credit (e)	—	(3)	—	—
Gross margin	$281	$427	$1,303	$2,298

Operating income	$70	$210	$456	$1,425
Exclude adjustments:
Lower of cost or market inventory valuation adjustment (a)	—	(9)	9	(9)
Blender’s tax credit (e)	—	3	—	—
Adjusted operating income	$70	$216	$447	$1,434

See Notes to Earnings Release Tables on Table Page 13.

Table Page 5

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE TABLES
RECONCILIATION OF NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS
REPORTED UNDER U.S. GAAP (d)
(Millions of Dollars)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Reconciliation of operating income to gross margin and reconciliation of operating income to adjusted operating income by refining segment region (f) (continued)
North Atlantic region
Operating income (loss)	$207	$(414)	$1,355	$753
Add back:
Lower of cost or market inventory valuation adjustment (a)	—	693	(646)	693
Operating expenses	138	134	501	521
Depreciation and amortization expense	43	54	195	211
Gross margin	$388	$467	$1,405	$2,178

Operating income (loss)	$207	$(414)	$1,355	$753
Exclude adjustment: Lower of cost or market inventory valuation adjustment (a)	—	(693)	646	(693)
Adjusted operating income	$207	$279	$709	$1,446

U.S. West Coast region
Operating income (loss)	$(6)	$131	$225	$850
Add back:
Lower of cost or market inventory valuation adjustment (a)	—	5	(5)	5
Operating expenses	153	137	540	575
Depreciation and amortization expense	56	59	247	220
Blender’s tax credit (e)	—	(2)	—	—
Gross margin	$203	$330	$1,007	$1,650

Operating income (loss)	$(6)	$131	$225	$850
Exclude adjustments:
Lower of cost or market inventory valuation adjustment (a)	—	(5)	5	(5)
Blender’s tax credit (e)	—	2	—	—
Adjusted operating income	$(6)	$134	$220	$855

See Notes to Earnings Release Tables on Table Page 13.

Table Page 6

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE TABLES
REFINING SEGMENT OPERATING HIGHLIGHTS
(Millions of Dollars, Except per Barrel Amounts)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Throughput volumes (thousand barrels per day)
Feedstocks:
Heavy sour crude oil	382	475	396	438
Medium/light sour crude oil	547	466	526	428
Sweet crude oil	1,184	1,184	1,193	1,208
Residuals	243	277	272	274
Other feedstocks	138	136	152	140
Total feedstocks	2,494	2,538	2,539	2,488
Blendstocks and other	359	316	316	311
Total throughput volumes	2,853	2,854	2,855	2,799

Yields (thousand barrels per day)
Gasolines and blendstocks	1,429	1,384	1,404	1,364
Distillates	1,047	1,085	1,066	1,066
Other products (g)	412	427	421	408
Total yields	2,888	2,896	2,891	2,838

Refining segment operating statistics
Gross margin (d)	$2,156	$2,855	$8,926	$13,253
Adjusted operating income (d)	$715	$1,480	$3,354	$7,713
Throughput volumes (thousand barrels per day)	2,853	2,854	2,855	2,799

Throughput margin per barrel (h)	$8.22	$10.87	$8.54	$12.97
Operating costs per barrel:
Operating expenses	3.83	3.47	3.63	3.71
Depreciation and amortization expense	1.67	1.76	1.70	1.71
Total operating costs per barrel	5.50	5.23	5.33	5.42
Adjusted operating income per barrel (i)	$2.72	$5.64	$3.21	$7.55

See Notes to Earnings Release Tables on Table Page 13.

Table Page 7

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE TABLES
ETHANOL SEGMENT OPERATING HIGHLIGHTS
(Millions of Dollars, Except per Gallon Amounts)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Ethanol segment operating statistics
Gross margin (d)	$254	$159	$771	$690
Adjusted operating income (d)	$126	$37	$290	$192
Production volumes (thousand gallons per day)	3,987	3,883	3,842	3,827

Gross margin per gallon of production (h)	$0.69	$0.45	$0.55	$0.49
Operating costs per gallon of production:
Operating expenses	0.30	0.29	0.30	0.32
Depreciation and amortization expense	0.05	0.05	0.04	0.03
Total operating costs per gallon of production	0.35	0.34	0.34	0.35
Adjusted operating income per gallon of production (i)	$0.34	$0.11	$0.21	$0.14

See Notes to Earnings Release Tables on Table Page 13.

Table Page 8

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE TABLES
REFINING SEGMENT OPERATING HIGHLIGHTS
(Millions of Dollars, Except per Barrel Amounts)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Refining segment operating statistics by region (f)
U.S. Gulf Coast region
Gross margin (d)	$1,284	$1,631	$5,211	$7,127
Adjusted operating income (d)	$444	$851	$1,978	$3,978
Throughput volumes (thousand barrels per day)	1,653	1,657	1,653	1,592

Throughput margin per barrel (h)	$8.44	$10.70	$8.61	$12.27
Operating costs per barrel:
Operating expenses	3.74	3.29	3.57	3.64
Depreciation and amortization expense	1.78	1.83	1.77	1.78
Total operating costs per barrel	5.52	5.12	5.34	5.42
Adjusted operating income per barrel (i)	$2.92	$5.58	$3.27	$6.85

U.S. Mid-Continent region
Gross margin (d)	$281	$427	$1,303	$2,298
Adjusted operating income (d)	$70	$216	$447	$1,434
Throughput volumes (thousand barrels per day)	447	449	452	447

Throughput margin per barrel (h)	$6.85	$10.34	$7.89	$14.09
Operating costs per barrel:
Operating expenses	3.54	3.34	3.56	3.59
Depreciation and amortization expense	1.62	1.78	1.63	1.71
Total operating costs per barrel	5.16	5.12	5.19	5.30
Adjusted operating income per barrel (i)	$1.69	$5.22	$2.70	$8.79

See Notes to Earnings Release Tables on Table Page 13.

Table Page 9

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE TABLES
REFINING SEGMENT OPERATING HIGHLIGHTS
(Millions of Dollars, Except per Barrel Amounts)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Refining segment operating statistics by region (f) (continued)
North Atlantic region
Gross margin (d)	$388	$467	$1,405	$2,178
Adjusted operating income (d)	$207	$279	$709	$1,446
Throughput volumes (thousand barrels per day)	483	503	483	494

Throughput margin per barrel (h)	$8.75	$10.09	$7.95	$12.06
Operating costs per barrel:
Operating expenses	3.10	2.89	2.84	2.88
Depreciation and amortization expense	0.99	1.16	1.10	1.17
Total operating costs per barrel	4.09	4.05	3.94	4.05
Adjusted operating income per barrel (i)	$4.66	$6.04	$4.01	$8.01

U.S. West Coast region
Gross margin (d)	$203	$330	$1,007	$1,650
Adjusted operating income (loss) (d)	$(6)	$134	$220	$855
Throughput volumes (thousand barrels per day)	270	245	267	266

Throughput margin per barrel (h)	$8.15	$14.62	$10.30	$17.00
Operating costs per barrel:
Operating expenses	6.16	6.07	5.53	5.92
Depreciation and amortization expense	2.20	2.58	2.52	2.26
Total operating costs per barrel	8.36	8.65	8.05	8.18
Adjusted operating income (loss) per barrel (i)	$(0.21)	$5.97	$2.25	$8.82

See Notes to Earnings Release Tables on Table Page 13.

Table Page 10

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE TABLES
AVERAGE MARKET REFERENCE PRICES AND DIFFERENTIALS
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Feedstocks (dollars per barrel)
Brent crude oil	$51.09	$44.73	$45.02	$53.62
Brent less West Texas Intermediate (WTI) crude oil	1.91	2.67	1.83	4.91
Brent less Alaska North Slope (ANS) crude oil	0.96	0.94	1.25	0.67
Brent less Louisiana Light Sweet (LLS) crude oil (j)	0.56	1.23	0.15	1.26
Brent less Argus Sour Crude Index (ASCI) crude oil (k)	5.18	5.98	5.18	5.63
Brent less Maya crude oil	8.34	10.42	8.63	9.54
LLS crude oil (j)	50.53	43.50	44.87	52.36
LLS less ASCI crude oil (j) (k)	4.62	4.75	5.03	4.37
LLS less Maya crude oil (j)	7.78	9.19	8.48	8.28
WTI crude oil	49.18	42.06	43.19	48.71

Natural gas (dollars per million British Thermal Units)	3.03	2.12	2.46	2.58

Products (dollars per barrel, unless otherwise noted)
U.S. Gulf Coast:
CBOB gasoline less Brent	8.03	6.45	9.17	9.83
Ultra-low-sulfur diesel less Brent	12.83	9.29	10.21	12.64
Propylene less Brent	(9.78)	(11.90)	(6.68)	(5.94)
CBOB gasoline less LLS (j)	8.59	7.68	9.32	11.09
Ultra-low-sulfur diesel less LLS (j)	13.39	10.52	10.36	13.90
Propylene less LLS (j)	(9.22)	(10.67)	(6.53)	(4.68)
U.S. Mid-Continent:
CBOB gasoline less WTI	9.36	13.06	11.82	17.59
Ultra-low-sulfur diesel less WTI	13.99	15.02	13.03	19.02
North Atlantic:
CBOB gasoline less Brent	11.89	10.95	11.99	12.85
Ultra-low-sulfur diesel less Brent	14.04	11.44	11.57	16.05
U.S. West Coast:
CARBOB 87 gasoline less ANS	11.56	20.60	17.04	25.56
CARB diesel less ANS	17.34	15.45	14.52	16.90
CARBOB 87 gasoline less WTI	12.51	22.33	17.62	29.80
CARB diesel less WTI	18.29	17.18	15.10	21.14
New York Harbor corn crush (dollars per gallon)	0.47	0.23	0.30	0.22

See Notes to Earnings Release Tables on Table Page 13.

Table Page 11

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE TABLES
OTHER FINANCIAL DATA
(Millions of Dollars)
(Unaudited)

			December 31,
			2016	2015
Balance sheet data
Current assets			$16,800	$14,898
Cash and temporary cash investments included in current assets			4,816	4,114
Inventories included in current assets			5,709	5,898
Current liabilities			8,328	6,994
Current portion of debt and capital lease obligations included in current liabilities			115	127
Debt and capital lease obligations, less current portion			7,886	7,208
Total debt and capital lease obligations			8,001	7,335
Valero Energy Corporation stockholders’ equity			20,024	20,527

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Cash flow data
Net cash provided by operating activities	$998	$487	$4,820	$5,611

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Valero Energy Partners LP
Weighted-average limited partner units outstanding (in millions)
Common units - public (basic and diluted)	22	19	22	18
Common units - Valero (basic and diluted)	46	15	27	14
Subordinated units - Valero (basic and diluted)	—	29	17	29
Distributions declared
Limited partner units - public	$8	$7	$32	$22
Limited partner units - Valero	19	14	68	52
General partner units - Valero	8	2	22	5
Total distribution declared	$35	$23	$122	$79

See Notes to Earnings Release Tables on Table Page 13.

Table Page 12

VALERO ENERGY CORPORATION AND SUBSIDIARIES
NOTES TO EARNINGS RELEASE TABLES

(a)
In accordance with United States (U.S.) generally accepted accounting principles (GAAP), we are required to state our inventories at the lower of cost or market. When the market price of our inventory falls below cost, we record a lower of cost or market inventory valuation adjustment to write down the value to market. In subsequent periods, the value of our inventory is reassessed and a lower of cost or market inventory valuation adjustment is recorded to reflect the net change in the inventory valuation reserve between periods. As of December 31, 2016, the market price of our inventory was above cost; therefore, we did not have a lower of cost or market inventory valuation reserve as of that date. During the year ended December 31, 2016, we recorded a change in our inventory valuation reserve that was established on December 31, 2015, resulting in a noncash benefit of $697 million and $50 million attributable to our refining segment and ethanol segment, respectively. The three months and year ended December 31, 2015 includes a lower of cost or market inventory valuation adjustment that resulted in a noncash charge of $740 million and $50 million attributable to our refining segment and ethanol segment, respectively. The noncash benefit for the year ended December 31, 2016 differs from the noncash charge for the year ended December 31, 2015 due to the foreign currency effect of inventories held by our international operations.

(b)
Effective October 1, 2016, we (i) transferred ownership of all of our assets in Aruba, other than certain hydrocarbon inventories and working capital, to Refineria di Aruba N.V. (RDA), an entity wholly-owned by the Government of Aruba (GOA), (ii) settled our obligations under various agreements with the GOA, including agreements that required us to dismantle our leasehold improvements under certain conditions, and (iii) sold the working capital of our Aruba operations, including hydrocarbon inventories, to the GOA, CITGO Aruba Refining N.V. (CAR), and CITGO Petroleum Corporation (together with CAR and certain other affiliates, collectively, CITGO). We refer to this transaction as the “Aruba Disposition.”

In June 2016, we recognized an asset impairment loss of $56 million representing all of the remaining carrying value of the long-lived assets of our crude oil and refined products terminal and transshipment facility in Aruba (collectively, the Aruba Terminal). We recognized the impairment loss at that time because we concluded that it was more likely than not that we would ultimately transfer ownership of these assets to the GOA as a result of agreements entered into in June 2016 between the GOA and CITGO for the GOA’s lease of those assets to CITGO.

In September 2016 and in connection with the Aruba Disposition, our U.S. subsidiaries cancelled all outstanding debt obligations owed to them by our Aruba subsidiaries, which resulted in the recognition by us of an income tax benefit in the U.S. during the year ended December 31, 2016. We had no income tax effect in Aruba from the cancellation of debt or other effects of the Aruba Disposition because of net operating loss carryforwards associated with our operations in Aruba against which we had previously recorded a full valuation allowance. There was no other significant effect to our results of operations or cash flows from the Aruba Disposition during the year ended December 31, 2016.

(c)
The variation in the customary relationship between income tax expense and income before income tax expense for all periods presented is due primarily to the higher earnings in 2016 from our international operations that are taxed at statutory rates that are lower than in the U.S. In addition, for the year ended December 31, 2016, the variation is due to the recognition of an income tax benefit in the U.S. in connection with the Aruba Disposition (see note (b) above).

(d)	We use certain financial measures (as noted below) in the earnings release tables and accompanying earnings release that are not defined under U.S. GAAP and are considered to be non-GAAP measures.

We have defined these non-GAAP measures and believe they are useful to the external users of our financial statements, including industry analysts, investors, lenders, and rating agencies. We believe these measures are useful to assess our ongoing financial performance because, when reconciled to their most comparable U.S. GAAP measures, they provide improved comparability between periods through the exclusion of certain items that we believe are not indicative of our core operating performance and that may obscure our underlying business results and trends. These non-GAAP measures should not be considered as alternatives to their most comparable U.S. GAAP measures nor should they be considered in isolation or as a substitute for an analysis of our results of operations as reported under U.S. GAAP. In addition, these non-GAAP measures may not be comparable to similarly titled measures used by other companies because we may define them differently, which diminishes the utility of these measures.

Non-GAAP measures are as follows:

◦
Adjusted net income attributable to Valero Energy Corporation stockholders is defined as net income attributable to Valero Energy Corporation stockholders excluding the lower of cost or market inventory valuation adjustment and its related income tax effect, the asset impairment loss, and the income tax benefit on the Aruba Disposition. For the three months ended December 31, 2015, adjusted net income attributable to Valero Energy

Table Page 13

VALERO ENERGY CORPORATION AND SUBSIDIARIES
NOTES TO EARNINGS RELEASE TABLES (Continued)

Corporation stockholders is further defined to exclude the portion of the blender’s tax credit related to the first nine months of 2015 (see (e) below).

◦
Adjusted earnings per common share – assuming dilution is defined as adjusted net income attributable to Valero Energy Corporation stockholders divided by the number of weighted average shares outstanding in the applicable period, assuming dilution.

◦
Gross margin is defined as operating income excluding the lower of cost or market inventory valuation adjustment, operating expenses, depreciation and amortization expense, and the asset impairment loss. For the three months ended December 31, 2015, gross margin is further defined to exclude the portion of the blender’s tax credit related to the first nine months of 2015 (see (e) below).

◦
Adjusted operating income is defined as operating income excluding the lower of cost or market inventory valuation adjustment, and the asset impairment loss. For the three months ended December 31, 2015, adjusted operating income is further defined to exclude the portion of the blender’s tax credit related to the first nine months of 2015 (see (e) below).

(e)
Cost of sales for the three months and year ended December 31, 2015 reflects a benefit of $174 million for biodiesel blender’s tax credits attributable to volumes blended throughout the year. The annual benefit was recorded during the three months ended December 31, 2015 (as opposed to throughout the year as volumes were blended) because the legislation authorizing the credit was not passed and signed into law until December 2015. Of this annual amount, $136 million relates to volumes blended during the first nine months of the year, which includes $76 million attributable to Valero Energy Corporation stockholders and $60 million attributable to noncontrolling interests.

(f)
The regions reflected herein contain the following refineries: U.S. Gulf Coast- Corpus Christi East, Corpus Christi West, Houston, Meraux, Port Arthur, St. Charles, Texas City, and Three Rivers Refineries; U.S. Mid-Continent- Ardmore, McKee, and Memphis Refineries; North Atlantic- Pembroke and Quebec City Refineries; and U.S. West Coast- Benicia and Wilmington Refineries.

(g)	Primarily includes petrochemicals, gas oils, No. 6 fuel oil, petroleum coke, sulfur, and asphalt.

(h)
Throughput margin per barrel represents gross margin (defined in (d) above) for our refining segment or refining regions divided by the respective throughput volumes. Gross margin per gallon of production represents gross margin (defined in (d) above) for our ethanol segment divided by production volumes. Throughput and production volumes are calculated by multiplying throughput and production volumes per day (as provided in the accompanying tables) by the number of days in the applicable period.

(i)
Adjusted operating income per barrel represents adjusted operating income (defined in (d) above) for our refining segment or refining regions divided by the respective throughput volumes. Adjusted operating income per gallon of production represents adjusted operating income (defined in (d) above) for our ethanol segment divided by production volumes. Throughput and production volumes are calculated by multiplying throughput and production volumes per day (as provided in the accompanying tables) by the number of days in the applicable period.

(j)
Average market reference prices for LLS crude oil, along with price differentials between the price of LLS crude oil and other types of crude oils are reflected without adjusting for the impact of the futures pricing for the corresponding delivery month. Therefore, the prices reported reflect the prompt month pricing only, without an adjustment for futures pricing (known in the industry as the Calendar Month Average (CMA) “roll” adjustment). We previously had provided average market reference prices that included the CMA “roll” adjustment. Accordingly, the average market reference price for LLS crude oil and price differentials for LLS crude oil for the three months and year ended December 31, 2015 have been adjusted to conform to the current presentation.

(k)
Average market reference price differentials to Mars crude oil have been replaced by average market reference price differentials to Argus Sour Crude Index (ASCI) crude oil. Mars crude oil is one of the three grades of sour crude oil used to create ASCI crude oil, and therefore, ASCI crude oil is a more comprehensive price marker for medium sour crude oil. Accordingly, the price differentials for ASCI crude oil for the three months and year ended December 31, 2015 are included to conform to the current presentation.

Table Page 14